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                                                                    EXHIBIT 23.4


CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

As independent Chartered Accountants, we hereby consent to the incorporation of our report dated 20 March 2002 with respect to the financial statements of VISaer (UK) Limited for the year ended 31 December 2000 included in this Form 10-K for the year ended 31 December 2002 into the previously filed Registration Statement on Form S-8 (No. 33-99432, No. 333-32157 and No. 33-58134) of
Intelligent Systems Corporation.

Yours faithfully





HACKER YOUNG
MANCHESTER, ENGLAND

March 26, 2003